UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – May 22, 2009

OMNICARE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-8269	31-1001351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky	41011
(Address of Principal Executive Offices)	(Zip Code)

(859) 392-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 22, 2009, David W. Froesel, Jr., Senior Vice President and Chief Financial Officer of Omnicare, Inc. (the “Company”), notified the Company of his intention to retire by the end of 2009. The Company has retained an executive search firm to conduct a national search for a replacement. Mr. Froesel has indicated that he plans to continue in his current role until a successor is identified and will then assist in the transition. A copy of the Company’s press release announcing Mr. Froesel’s retirement is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

(e) At the Annual Meeting of Stockholders held on May 22, 2009, the Company’s stockholders approved an amendment to the Company’s Annual Incentive Plan for Senior Executive Officers (the “Annual Incentive Plan”). The amendment changed the maximum amount of annual compensation that may be paid to any participant under the Annual Incentive Plan to (a) $7.5 million from (b) an amount equal to the lesser of (x) two and one-quarter percent (2 1/4%) of the Company’s consolidated income before income taxes, the cumulative effect of accounting changes, acquisition expenses or other non-recurring charges, as determined in accordance with generally accepted accounting principles, and (y) $5 million. This description of the amendment to the Annual Incentive Plan is qualified in its entirety by reference to the full text of the Annual Incentive Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Omnicare, Inc. Annual Incentive Plan for Senior Executive Officers (incorporated herein by reference to Appendix A of the Company’s Proxy Statement dated April 21, 2009).

99.1	Press Release of Omnicare, Inc. dated May 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Mark G. Kobasuk
Name:	Mark G. Kobasuk
Title:	Vice President - General Counsel

Dated: May 26, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Omnicare, Inc. Annual Incentive Plan for Senior Executive Officers (incorporated herein by reference to Appendix A of the Company’s Proxy Statement dated April 21, 2009).

99.1	Press Release of Omnicare, Inc. dated May 26, 2009.